Exhibit 3.1

COLUMBIA PROPERTY TRUST, INC.
SECOND ARTICLES OF AMENDMENT
Columbia Property Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:
FIRST: The charter of the Company (the “Charter”) is hereby amended to provide that, immediately upon acceptance for record of these Second Articles of Amendment by the SDAT (the “Effective Time”), each share of common stock of the Company (the “Common Stock”), $.01 par value per share, which was issued and outstanding immediately prior to the Effective Time shall be changed into 1/4th of a share of Common Stock, $.04 par value per share.
SECOND: The amendments to the Charter as set forth above have been approved by a majority of the entire Board of Directors and the amendments are limited to a reverse stock split authorized by the Maryland General Corporation Law (the “MGCL”) to be effected without action by the stockholders pursuant to Section 2-309(e) of the MGCL and changes expressly authorized by the MGCL to be made without action by the stockholders pursuant to Section 2-605 of the MGCL.
FOURTH: The undersigned Chief Executive Officer and President of the Company acknowledges these Second Articles of Amendment to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury
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IN WITNESS WHEREOF, the Company has caused these Second Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary, on this 7th day of August, 2013.

COLUMBIA PROPERTY TRUST, INC.

By: /s/ E. Nelson Mills
Name:     E. Nelson Mills
Title: Chief Executive Officer and President

ATTEST:

By:     /s/ Randall D. Fretz
Name:     Randall D. Fretz
Title: Senior Vice President and Secretary